Presidential Realty Corporation                                   Exhibit 99.1
180 South Broadway
White Plains, N.Y. 10605 (914) 948-1300
                                                          NEWS
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                                                   FOR IMMEDIATE RELEASE
                                                  White Plains, New York
                                                         March 22, 2010

              PRESIDENTIAL REALTY REGAINS COMPLIANCE WITH NYSE AMEX
                                LISTING STANDARDS

Presidential Realty Corporation, a real estate investment trust whose Class B common stock is traded on the NYSE AMEX LLC (PDLB), today announced that it had received a notice from the NYSE Amex LLC (the "Exchange"), indicating that the Company has resolved its continued listing deficiencies with respect to its Class B common stock, and is currently in compliance with all continued listing standards of the Exchange.

About Presidential Realty
Presidential Realty Corporation, a real estate investment trust, is engaged principally in the ownership of income-producing real estate and in the holding of notes and mortgages secured by real estate or interests in real estate.

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

   o continuing generally adverse economic and business conditions, which, among other things, (a) affect the demand for residential, retail, industrial and office space at properties owned by the Company or which are security for loans made by the Company, (b) affect the availability and creditworthiness of prospective tenants and the rental rates obtainable at the properties, and (c) affect consumer demand for the products offered by the tenants at the malls owned by the joint venture in which the Company is a member, which adversely affects the operating results and valuations of such malls;
   o continuing adverse changes in the real estate markets, including a severe tightening of the availability of credit, which adversely affect the ability of the Company or the joint ventures in which the Company is a member to sell, or refinance the mortgages on, their properties and which may also affect the ability of prospective tenants to rent space at these properties;
   o     general risks of real estate development, ownership and operation;
   o     governmental actions and initiatives;
   o     environmental and safety requirements; and
   o     failure to comply with continuing listing standards of the NYSE AMEX.

Additional factors that could cause Presidential's results to differ materially from those described in the forward-looking statements can be found in the Company's 2008 Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

For further information contact:
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Jeffrey F. Joseph, President
Presidential Realty Corporation
at the above address and telephone number